Exhibit 10.5

GUARANTY

THIS GUARANTY (this “Guaranty”), dated as of January 26, 2011 is made by each Guarantor named in the signature pages hereof (each a “Guarantor” and, collectively, the “Guarantors”), in favor of [Lender] (the “Lender”)

[Borrower], a company organized under [Jurisdiction]) (the “Company”), is party to a letter loan agreement dated as of even date herewith (as amended, modified, renewed or extended from time to time, the “Letter Loan Agreement”). The Company is a Subsidiary of Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs”).

It is a condition precedent to the Loan under the Letter Loan Agreement that each Guarantor guarantee the indebtedness and other obligations of the Company under or in connection with the Letter Loan Agreement. Jacobs and each other Guarantor, as a Subsidiary of Jacobs, will derive substantial direct and indirect benefits from the making of the Loan to the Company (which benefits are hereby acknowledged by each Guarantor).

Accordingly, to induce the Lender to enter into the Letter Loan Agreement, and in consideration thereof, each Guarantor hereby agrees as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Letter Loan Agreement. All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Letter Loan Agreement or the Incorporated Agreement.

(b) Certain Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Collateral” means any property and interests and proceeds thereof now or hereafter acquired by any Guarantor or any other Person in which a Lien shall exist in favor of the Lender to secure the Guaranteed Obligations.

“Collateral Documents” means any agreement pursuant to which any Guarantor or any other Person provides a Lien on any Collateral and all filings, documents and agreements made or delivered pursuant thereto.

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any Guaranteed Obligation hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States and (c) any United States withholding tax or any similar tax imposed by any other jurisdiction in which any Guarantor is located that is imposed on amounts payable to the Lender or such other recipient that is attributable to the Lender’s or such other recipients failure or inability (other than as a result of a change in law after the date hereof) to comply with Section 8(g) hereof and deliver to the Guarantors such United States Treasury Department or Internal Revenue Service forms as are necessary to establish the Lender’s or such other recipient’s complete exemption from such withholding tax, or any similar tax imposed by any other jurisdiction in which any Guarantor is located.

“Guaranteed Obligations” has the meaning set forth in Section 2.

“Guarantor Documents” means this Guaranty and all other certificates, documents, agreements and instruments delivered to the Lender under or in connection with this Guaranty and the Loan Documents.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Incorporated Agreement” means the Credit Agreement dated as of December 15, 2005 by and among Jacobs, certain subsidiaries as borrowers, Bank of America, N.A., as the Administrative Agent, U.S. Swing Line Lender and L/C Issuer , The Bank of Nova Scotia, as the Canadian Facility Agent and Canadian Swing Line Lender, BNP Paribas and Wachovia Bank as co-syndication agents, and the lenders from time to time party thereto. All references to the Incorporated Agreement shall mean the Incorporated Agreement as in effect on the date hereof, without giving effect to any amendment, waiver, supplement or other modification thereto or thereof not consented to by the Lender in its capacity as a lender thereunder. If the Incorporated Agreement is terminated, amended and restated cancelled, discharged, refinanced or otherwise replaced, references to “Incorporated Agreement” herein shall mean the Incorporated Agreement as in effect immediately prior thereto, subject to the prior sentence.

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under Debtor Relief Laws.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Guarantor Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Guaranty or any other Guarantor Document.

“Solvent” means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto other than Excluded Taxes and Indemnified Taxes.

SECTION 2 Guaranty.

(a) Guaranty. Each Guarantor hereby unconditionally and irrevocably guarantees to the Lender, and its successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) and performance of the indebtedness, liabilities and other obligations of the Company to the Lender under or in connection with the Letter Loan Agreement, and the other Loan Documents, including all unpaid principal of the Loan, all interest accrued thereon, all fees due under the Letter Loan Agreement and all other amounts payable by the Company to the Lender thereunder or in connection therewith. The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any Debtor Relief Law, and including interest that accrues after the commencement by or against the Company or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. The foregoing indebtedness, liabilities and other obligations of the Company, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantors in connection with this Guaranty (including any and all amounts due under Section 15), shall hereinafter be collectively referred to as the “Guaranteed Obligations.”

(b) Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the California Uniform Fraudulent Transfer Act and §§544 and 548 of the Bankruptcy Code) any limitations on the amount of any Guarantor’s liability with respect to the Guaranteed Obligations which the Lender can enforce under this Guaranty, the Lender accepts such limitation on the amount of such Guarantor’s liability hereunder to the extent needed to make this Guaranty and the Guarantor Documents fully enforceable and nonavoidable.

SECTION 3 Liability of Guarantors. The liability of the Guarantors under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(i) such Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon the Lender’s exercise or enforcement of any remedy it may have against the Company, or any other Person, or against any Collateral;

(ii) the Lender may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between any of the Lender and the Company with respect to the existence of such Event of Default;

(iii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

(iv) each Guarantor waives any defense of the Company or of any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Lender) of the liability of the Company;

(v) such Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

(vi) such Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

(A) any Insolvency Proceeding with respect to the Company, any Subsidiary, such Guarantor, or any other Person;

(B) any limitation, discharge, or cessation of the liability of the Company, such Guarantor, or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(C) any merger, acquisition, consolidation or change in structure of the Company, such Guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Company, such Guarantor or other Person;

(D) any assignment or other transfer, in whole or in part, of the Lender’s interests in and rights under this Guaranty or the other Loan Documents, including any the Lender’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of the Lender’s interests in and to any of the Collateral;

(E) any claim, defense, counterclaim or setoff, other than that of prior performance, that the Company, such Guarantor, or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(F) the Lender’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, or any Collateral, or the Lender’s exchange, release, or waiver of any Collateral;

(G) the Lender’s exercise or nonexercise of any power, right or remedy with respect to any of the Collateral, including the Lender’s compromise, release, settlement or waiver with or of any other Person;

(H) any impairment or invalidity of any of the Collateral or any other collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Lender thereon or therein;

(I) the Lender’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations;

(J) any acts of any Governmental Authority of or in any jurisdiction affecting the Company, such Guarantor, or other Person, including any restrictions on the conversion or exchange of currency or repatriation or control of funds, a declaration of banking moratorium or any suspension of payments by banks in any jurisdiction or the imposition by any jurisdiction or any Governmental Authority thereof or therein of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction, or any total or partial expropriation, confiscation, nationalization or requisition of any such Person’s property; any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in any jurisdiction; or any economic, political, regulatory or other events in any jurisdiction; and

(K) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Company to the Lender.

SECTION 4 Consents of Guarantors. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Guarantor:

(i) the principal amount of the Guaranteed Obligations may be increased or decreased and additional Guaranteed Obligations of the Company under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(ii) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;

(iii) the time for the Company’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Lender may deem proper;

(iv) the Lender may discharge or release, in whole or in part, any Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral or any other collateral, nor shall the Lender be liable to the Guarantors for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person;

(v) the Lender may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the to the Lender and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action;

(vi) the Lender may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof; and

(vii) the Lender may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to the Lender, with respect to the Guaranteed Obligations or any of the Collateral, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantors against the Company;

all as the Lender may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

SECTION 5 Guarantor Waivers.

(a) Certain Waivers. Each Guarantor waives and agrees not to assert:

(i) any right to require the Lender to marshal assets in favor of the Company, such Guarantor, or any other Person, to proceed against the Company, or any other Person, to proceed against or exhaust any of the Collateral, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of §9-611 of the New York UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of the Lender whatsoever;

(ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii) any defense arising by reason of any lack of corporate or other authority or any other defense of the Company, such Guarantor or any other Person;

(iv) any defense based upon the Lender’s errors or omissions in the administration of the Guaranteed Obligations;

(v) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against the Company, or any other obligor of the Guaranteed Obligations for reimbursement; and

(vi) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any rights and defenses available to any Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code. As provided below, this Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York. The foregoing is included solely out of an abundance of caution, and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Guaranty or the Guaranteed Obligations.

(b) Additional Waivers. Each Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Lender upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Company, such Guarantor or any other Person with respect to the Guaranteed Obligations.

(c) Independent Obligations. The obligations of each Guarantor hereunder are independent of and separate from the obligations of the Company and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against such Guarantor, whether or not the Company is joined therein or a separate action or actions are brought against the Company.

(d) Financial Condition of Company. No Guarantor shall have any right to require the Lender to obtain or disclose any information with respect to: (i) the financial condition or character of the Company or the ability of the Company to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) the Collateral; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of the Lender or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

SECTION 6 Subrogation. Until the Guaranteed Obligations shall be satisfied in full and the Commitment shall be terminated, no Guarantor shall directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution from any other Guarantor or guarantor of the Guaranteed Obligations in respect of any payment made under this Guaranty or

(iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the Lender as against the Company, whether in connection with this Guaranty, any of the other Loan Documents or otherwise.

SECTION 7 Continuing Guaranty. This Guaranty is a continuing guaranty relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and the Guarantors expressly acknowledge that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon the Guarantors until termination of the Commitment and payment and performance in full of the Guaranteed Obligations.

SECTION 8 Payments.

(a) Each Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which the Lender or any other Person may have against such Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), such Guarantor shall forthwith pay, or cause to be paid, in cash, to the Lender (an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to the Company, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Company for such interest in any such Insolvency Proceeding). Each Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in the currency in which such Guaranteed Obligations are denominated, in immediately available funds to the Guarantied Party at such office of the Guarantied Party and to such account as are specified by it from time to time. Without limiting the generality of the foregoing, the Guarantied Party may require that any payments due under this Guaranty be made in the United States.

(b) Any and all payments by or on account of any Guaranteed Obligation hereunder or under any other Guarantor Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Guarantor shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(c) Without limiting the provisions of subsection (b) above, each Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d) Each Guarantor shall indemnify the Lender, within ten days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Guarantor by the Lender shall be conclusive absent manifest error.

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Guarantor to a Governmental Authority, such Guarantor shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(f) Any payments by any Guarantor hereunder the application of which is not otherwise provided for herein, shall be applied as follows:

(i) First, to payment of that portion of the Guaranteed Obligations constituting fees, indemnities, expenses and other amounts;

(ii) Second, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest on the Loan,

(iii) Third, to payment of that portion of the Guaranteed Obligations constituting unpaid principal of the Loan;

(iv) Last, the balance, if any, after all of the Guaranteed Obligations have been paid in full, to the Guarantors or as otherwise required by Law.

(g) The provisions of Section 3.01(e) of the Incorporated Agreement are incorporated into this Guaranty mutatis mutandis.

(h) The agreements in this Section 8 shall survive the payment of all Guaranteed Obligations.

SECTION 9 Representations and Warranties. Each Guarantor represents and warrants to the Lender that:

(a) Organization and Powers. Each Guarantor is (i) duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own its assets and carry on its business and (B) to execute, deliver, and perform its obligations under this Guaranty and the other Guarantor Documents to which it is a party, (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (iv) is in compliance with all Laws, except in each case referred to in clause (ii)(A), clause (iii) or clause (iv), to the extent that failure to do so individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(b) Authorization; No Conflict. The execution, delivery and performance by each Guarantor of this Guaranty and any other Guarantor Documents have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Guarantor’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority or arbitral award to which such Guarantor or its property is subject; or (iii) violate any Law applicable to such Guarantor.

(c) Binding Obligation. This Guaranty has been, and the other Guarantor Documents, when executed and delivered by each Guarantor that is party thereto, will have been duly executed and delivered by each such Guarantor that is party thereto. This Guaranty constitutes, and each other Guarantor Document when so executed and delivered will constitute, a legal, valid and binding obligation of such Guarantor, enforceable against each Guarantor that is party hereto and thereto in accordance with its terms.

(d) Governmental Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Guarantor of this Guaranty or any other Guarantor Documents.

(e) Solvency. Immediately prior to and after and giving effect to the incurrence of each Guarantor’s obligations under this Guaranty such Guarantor is and will be Solvent.

(f) Consideration. Each Guarantor has received at least “reasonably equivalent value” (as such phrase is used in §548 of the Bankruptcy Code, in §3439.04 of the California Uniform Fraudulent Transfer Act and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Collateral Documents to which it is a party.

(g) Independent Investigation. Each Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Company and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of the Lender with respect thereto. Each Guarantor represents and warrants that it has received and reviewed copies of the Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Company and any other matters pertinent hereto that any Guarantor may desire. No Guarantor is relying upon or expecting the Lender to furnish to such Guarantor any information now or hereafter in the Lender’s possession concerning the financial condition of the Company or any other matter.

SECTION 10 Additional Representations and Warranties of Jacobs. Jacobs represents to the Lender that the representations and warranties contained in Article VI of the

Incorporated Agreement are true and correct on and as of date hereof, as though made on and as of such date (except to the extent that such representations and warranties speak only as of a prior date).

SECTION 11 Additional Affirmative Covenants. So long as any Guaranteed Obligations shall remain unsatisfied or the Lender shall have any Commitment, each Guarantor agrees that:

(a) Preservation of Existence, Etc. Each Guarantor shall (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Section 7.05 or 7.06 of the Incorporated Agreement; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

(b) Further Assurances and Additional Acts. Each Guarantor shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Lender reasonably shall deem necessary to effectuate the purposes of this Guaranty and the other Guarantor Documents, and promptly provide the Lender with evidence of the foregoing satisfactory in form and substance to the Lender.

(c) Governmental Consents. Each Guarantor shall maintain all authorizations, consents, approvals, licenses, exemptions of, or filings or registrations with, any Governmental Authority, or approvals or consents of any other Person, required in connection with this Guaranty or any other Guarantor Documents.

SECTION 12 Additional Covenants of Jacobs Engineering Group, Inc. So long as any Guaranteed Obligations shall remain unsatisfied or the Lender shall have any Commitment, Jacobs shall also comply with all the covenants and agreements applicable to it contained in Articles VI (Affirmative Covenants) and VII (Negative Covenants) of the Incorporated Agreement. All such covenants and agreements so incorporated herein by reference shall survive any termination, cancellation, discharge or replacement of the Incorporated Agreement. Any financial statements, certificates or other documents received by the Lender under the Incorporated Agreement shall be deemed delivered hereunder.

SECTION 13 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, in the case of any Guarantor, to the address or facsimile number specified on the signature page hereof, and in the case of the Lender, to the address or facsimile number specified in the Letter Loan Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Each of the Guarantors and the Lender may change its address or facsimile number for notices and other communications hereunder by notice to the other parties.

SECTION 14 No Waiver; Cumulative Remedies. No failure by the Lender to exercise, and no delay by Lender in exercising, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 15 Costs and Expenses; Indemnification.

(a) Costs and Expenses. Each Guarantor shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Guaranty and the other Guarantor Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for the Lender), and shall pay all fees and time charges for attorneys who may be employees of the Lender, in connection with the enforcement or protection of its rights in connection with this Guaranty and the other Loan Documents, including its rights under this Section, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Guaranteed Obligations.

(b) Indemnification. Each Guarantor shall indemnify the Lender and any of its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Guarantor or the Company arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Guarantor shall assert, and each Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Guaranty or the other Loan Documents or the transactions contemplated hereby or thereby

(d) Interest. Any amounts payable by any Guarantor under this Section 15 or otherwise under this Guaranty if not paid upon demand shall bear interest from the date of such demand until paid in full, at a fluctuating interest rate per annum at all times equal to the Default Rate applicable to Base Rate Loans to the fullest extent permitted by applicable Law. Any such interest shall be due and payable upon demand and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.

(e) Payment. All amounts due under this Section 15 shall be payable within ten Business Days after demand therefor.

(f) Survival. The agreements in this Section 15 shall survive the termination of the Commitment and repayment of all Guaranteed Obligations.

SECTION 16 Right of Set-Off. If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Guarantor Document to the Lender, irrespective of whether or not the Lender shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender may have. The Lender agrees to notify the affected Guarantor promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 17 Marshalling; Payments Set Aside. The Lender shall not be under any obligation to marshal any assets in favor of any Guarantor or any other Person or against or in payment of any or all of the Guaranteed Obligations. To the extent that any payment by or on behalf of the Company is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

SECTION 18 Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Lender and its successors and assigns, and no other Person (other than any Related Party or Participant) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Lender, by its acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantors, and such obligations shall be limited to those expressly stated herein.

SECTION 19 Binding Effect; Assignment.

(a) Binding Effect. This Guaranty shall be binding upon each Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Lender and its successors, endorsees, transferees and assigns.

(b) Assignment. Except to the extent otherwise provided in the Letter Loan Agreement, no Guarantor shall have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Lender. The Lender may, without notice to or consent by any Guarantor, sell, assign, transfer or grant participations in all or any portion of the Lender’s rights and obligations hereunder in connection with any sale, assignment, transfer or grant of a participation by such Lender in accordance with the Letter Loan Agreement of or in its rights and obligations thereunder and under the other Loan Documents. In the event of any grant of a participation, the Participant (A) shall be deemed to have a right of setoff under Section 16 in respect of its participation to the same extent as if it were the “Lender;” and (B) shall also be entitled to the benefits of Section 15.

SECTION 20 Governing Law and Jurisdiction.

(a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH

JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT. EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(c) Each Guarantor hereby irrevocably appoints the Company with an office as listed in Section 10.02 of the Incorporated Agreement, as its authorized agent (in such capacity, the “Process Agent”) with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Guaranty and the other Guarantor Documents in any of the courts in and of the State of New York. Such service may be made by mailing or delivering a copy of such process to each Guarantor in care of the Process Agent at the Process Agent’s address and such Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf and agrees that the failure of the Process Agent to give any notice of any such service to such Guarantor shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. As an alternative method of service, such Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Guarantor at its address specified on the signature page hereof. If for any reason the Company shall cease to act as Process Agent, such Guarantor shall appoint forthwith, in the manner provided for herein, a successor Process Agent qualified to act as an agent for service of process with respect to all courts in and of the State of New York and acceptable to the Lender.

(d) Nothing in this Section 20 shall affect the right of the Lender to serve legal process in any other manner permitted by law or limit the right of the Lender to bring any action or proceeding against any Guarantor or its property in the courts of other jurisdictions.

SECTION 21 Waiver of Jury Trial.

(a) EACH GUARANTOR AND THE LENDER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THE GUARANTOR DOCUMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES OR ANY OF THEM WITH RESPECT TO THIS GUARANTY, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH GUARANTOR AND THE LENDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(b) If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Guaranty or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 16, the Guarantors shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

SECTION 22 Entire Agreement; Amendments and Waivers. This Guaranty together with the other Guarantor Documents embodies the entire agreement of the Guarantors with respect to the matters set forth herein and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and shall not be amended except by written agreement of the Guarantors and the Lender. No waiver of any rights of the Lender under any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall be effective unless in writing and signed by the Lender. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23 Severability. If any provision of this Guaranty or the other Guarantor Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 24 Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other to the Letter Loan Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Guaranty or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under the Loan Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company, any Guarantor and their respective obligations, (g) with the consent of the applicable Guarantor or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender on a nonconfidential basis from a source other than the Company, or any Guarantor. For purposes of this Section, “Information” means all information received from any Guarantor relating to such Guarantor, any of its Subsidiaries or Affiliates or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by such Guarantor, its Subsidiaries or its Affiliates. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. By its acceptance hereof, the Lender acknowledges that (a) the Information may include material non-public information concerning a Guarantor, (b) the Lender has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

SECTION 25 Future Guarantors. At such time following the date hereof as any Subsidiary of Jacobs (an “Acceding Subsidiary”) is required to accede hereto pursuant to the terms of Paragraph 2 of the Letter Loan Agreement, such Acceding Subsidiary shall execute and deliver to the Lender an accession agreement substantially in the form of Annex 1 (the “Accession Agreement”), signifying its agreement to be bound by the provisions of this Guaranty as a Guarantor to the same extent as if such Acceding Subsidiary had originally executed this Guaranty as of the date hereof.

SECTION 26 Counterparts. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

SECTION 27 USA PATRIOT Act Notice. The Lender hereby notifies each Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of such Guarantor and other information that will allow the Lender to identify such Guarantor in accordance with the Act.

IN WITNESS WHEREOF, each Guarantor has executed this Guaranty, as of the date first above written.

JACOBS ENGINEERING GROUP INC.

By:
Name:	John W. Prosser, Jr.
Title:	Executive Vice President: Finance and Administration

JACOBS FIELD SERVICES NORTH AMERICA, INC.

By
John W. Prosser, Jr.
Treasurer

JACOBS ENGINEERING INC.

By
John W. Prosser, Jr.
Treasurer

JACOBS TECHNOLOGY INC.

By
John W. Prosser, Jr.
Treasurer

GIBB HOLDINGS LIMITED

By
John W. Prosser, Jr.
Attorney in Fact

JACOBS ENGINEERING U.K. LIMITED

By
John W. Prosser, Jr.
Attorney in Fact

JACOBSGIBB LIMITED

By
John W. Prosser, Jr.
Attorney in Fact

JACOBS U.K. HOLDINGS LIMITED

By
John W. Prosser, Jr.
Attorney in Fact

	Address:	JACOBS INDUSTRIAL SERVICES U.K. LIMITED

	Jacobs Industrial Services U.K. Limited	By
	c/o Jacobs Engineering Group Inc.		John W. Prosser, Jr.
	1111 South Arroyo Parkway 91105		Attorney in Fact
P.O. Box 7084
Pasadena, California 91109-7084
Attn:	John W. Prosser, Jr.
Fax No. (626) 578-6837
Email: John.prosser@Jacobs.com

Annex 1

to the Guaranty

FORM OF ACCESSION AGREEMENT

To:     [Lender], as Lender

Re:     [Borrower]

Ladies and Gentlemen:

This Accession Agreement is made and delivered pursuant to Section 25 of that certain Guaranty dated as of January 26, 2011 (as amended, modified, renewed or extended from time to time, the “Guaranty”), made by each Guarantor named in the signature pages thereof (each a “Guarantor”), in favor of [Lender] (the “Lender”). All capitalized terms used in this Accession Agreement and not otherwise defined herein shall have the meanings assigned to them in either the Guaranty or the Letter Loan Agreement.

[Borrower], a company organized under the laws of [Jurisdiction] (or a political subdivision thereof) (the “Company”), is party to a letter loan agreement dated as of even date herewith (as amended, modified, renewed or extended from time to time, the “Letter Loan Agreement”).

The undersigned,                                          [insert name of acceding Guarantor], a                                                   [corporation, partnership, limited liability company, etc.], is a Material Subsidiary or a Foreign Subsidiary of the Company and hereby acknowledges for the benefit of the Lender that it shall be a “Guarantor” for all purposes of the Guaranty effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 10 of the Guaranty are true and correct as to the undersigned as of the date hereof.

Without limiting the foregoing, the undersigned hereby agrees to perform all of the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Guaranty, including Section 12 thereof, to the same extent and with the same force and effect as if the undersigned were an original signatory thereto.

This Accession Agreement shall constitute a Loan Document under the Letter Loan Agreement.

THIS ACCESSION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

A - 1

IN WITNESS WHEREOF, the undersigned has executed this Accession Agreement, as of the date first above written.

[ ]

By:
Title:

Address:

c/o Jacobs Engineering Group Inc. 1111 South Arroyo Parkway 91105 P.O. Box 7084 Pasadena, California 91109-7084
Attn.:
Fax No.
Email: